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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to:

* the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 12, 1999, except for
      Note 15, which is as of July 15, 1999, relating to the financial statements of Express Scripts, Inc. and our report dated February 26, 1999, except for Note 12, which is as of March 1, 1999, relating to the financial statements of Diversified Pharmaceutical Services, Inc. and subsidiary, which are included in such Prospectus;

* the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 12, 1999, except for Note 15, which is as of July 15, 1999, relating tot he financial statements and financial statement schedule, which appears in Express Scripts, Inc.'s Annual Report on Form 10-K/A dated June 10, 1999 for the year ended December 31, 1998;

* the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated April 30, 1998, on our audits of the combined financial statements of Value Health Pharmacy Benefit Management as of December 31, 1996, and for the years ended December 31, 1996 and 1995, appearing on page 24 of Express Scripts, Inc.'s Form 8-K/A Amendment No. 1 dated June 12, 1998; and

* the references to us under the headings "Experts" and "Selected Financial and Operating Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial and Operating Data."

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
July 16, 1999